EXHIBIT 99.1

[MCI LOGO]

PROXY

SPECIAL MEETING OF STOCKHOLDERS

[DATE]

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby with respect to all shares of common stock of MCI, Inc. (the “Company”) which the undersigned may be entitled to vote, constitutes and appoints Anastasia D. Kelly and Jennifer C. McGarey, and each of them, with full power of substitution, the true and lawful attorneys-in-fact, agents and proxies of the undersigned to vote at the Special Meeting of Stockholders of the Company, to be held on [    ], 2005, commencing at [    ] local time, at [                        ], and at any and all adjournments or postponements thereof, according to the number of votes which the undersigned would possess if personally present, for the purposes of considering and taking action upon the matters listed below, as more fully set forth in the Proxy Statement/Prospectus of the Company dated [    ], 2005, receipt of which is hereby acknowledged.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO INSTRUCTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS.

MCI, Inc.

[address for proxy]

(Continued, and to be signed and dated on the reverse side.)

[MCI LOGO]

VOTE BY INTERNET OR TELEPHONE

24 HOURS A DAY - 7 DAYS A WEEK

SAVE YOUR COMPANY MONEY - IT’S FAST AND CONVENIENT

INTERNET [ ]	OR	TELEPHONE [ ]	OR	MAIL [ ]
* Go to the website address listed above. * Have your proxy ready. * Enter your Control Number located in the box below. * Follow the simple instructions on the web site.		* Use any touch-tone telephone. * Have your proxy ready. * Enter your Control Number located in the box below. * Follow the simple recorded instructions.		* Mark, sign and date your proxy card. * Detach your proxy. * Return your proxy in the postage-paid envelope provided.

Proxy Statement/Prospectus is available on MCI Web site:

http://global.mci.com/about/investor_relations/reports/

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. If you have submitted your proxy by the Internet or telephone, there is no need for you to mail back your proxy card.

CONTROL NUMBER FOR

TELEPHONE OR INTERNET VOTING

(down arrow)	DETACH PROXY HERE	(down arrow)

SIGN, DATE AND RETURN THE	Votes MUST be indicated (x)
PROXY PROMPTLY USING THE	in Black or Blue ink ☐
ENCLOSED ENVELOPE

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

1. Adopt and approve the Agreement and Plan of Merger, dated as of February 14, 2005, among Verizon Communications Inc., Eli Acquisition, LLC and MCI, Inc., as amended as of March 4, 2005 and March 29, 2005, and as may be amended from time to time.

For ☐	Against ☐	Abstain ☐

2. In their discretion with respect to such other business as properly may come before the meeting or any adjournments or postponements thereof.

For ☐	Against ☐	Abstain ☐

Please sign exactly as name(s) appear on this proxy.

When shares are held by joint tenants, both should sign. When signing as attorney-in-fact, executor, administrator, personal representative, trustee or guardian, please give full title as such. If a corporation, please sign by an authorized officer, with title and full corporate name. If a partnership, please sign in partnership name by authorized person.

DATED                         , 2005

Signature of shareholder or	Signature (if held jointly)
authorized officer or representative

Title/Authority

Address Change and or Comments Mark Here ☐

If You Have Comments Mark Here ☐